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                                  [LETTERHEAD]                        EXHIBIT 15

                           LETTER REGARDING UNAUDITED

                          INTERIM FINANCIAL INFORMATION


 We are aware that HBO & Company has incorporated by reference in its Form S-8 Registration Statement for the GMIS Inc. Non-Qualified Stock Option Agreement Between GMIS Inc. and Josephine G. Kaple and GMIS Inc. Non-Qualified Stock Option Agreement Between GMIS Inc. and Lawrence Koenig, its Form 10-Qs for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996 which include our reports dated April 16, 1996, July 16, 1996, and October 16, 1996, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), those reports are not considered to be a part of the Registration Statements prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



/s/ Arthur Andersen LLP


Atlanta, Georgia
December 9, 1996


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